UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2024

Cartesian Growth Corporation II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41378	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Fifth Avenue, 15th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 461-6363

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one class A ordinary share and one-third of one Warrant	RENEU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	RENE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	RENEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Extension Payments (as defined below), on November 6, 2024, Cartesian Growth Corporation II (the “Company”) issued an unsecured promissory note in the aggregate amount of up to $2,400,000 (the “Extension Note”) to CGC II Sponsor LLC (the “Sponsor”). On November 7, 2024, the Sponsor deposited an Extension Payment in the amount of $150,000, representing the lesser of (a) an aggregate of $150,000 and (b) $0.03 per public share that remained outstanding and unredeemed prior to the Extension (as defined below), which enabled the Company to extend the period of time it has to consummate its initial business combination by one month from November 10, 2024 to December 5, 2025. The Extension is the first of twelve one-month extensions permitted under the Company’s Charter (as defined below).

The Extension Note bears no interest and the principal balance is payable on the date of the consummation of the Company’s initial business combination. The Extension Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Extension Note and all other sums payable with regard to the Extension Note becoming immediately due and payable. The principal balance may be prepaid at any time.

A copy of the Extension Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Extension Note.

On November 6, 2024, the Company issued an unsecured promissory note in the principal amount of $250,000 (the “Working Capital Note”)  to the Sponsor, which was funded in its entirety by the Sponsor. The Working Capital Note does not bear interest and the principal balance will be payable on the earlier to occur of (i) the date on which the Company consummates its initial business combination and (ii) the date that the winding up of the Company is effective. In the event the Company consummates its initial business combination, the Sponsor has the option to convert all or any portion of the principal outstanding under the Working Capital Note into that number of warrants equal to the portion of the principal amount of the Working Capital Note being converted divided by $1.00, rounded up to the nearest whole number.

A copy of the Working Capital Note is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Working Capital Note.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2024, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (as amended, the “Charter”), which became effective solely upon the approval by the Company’s shareholders thereof. The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 6, 2024, the Company held an extraordinary general meeting of shareholders (the “Extraordinary Meeting”). On October 15, 2024, the record date for the Extraordinary Meeting, there were 21,620,561 ordinary shares issued and outstanding entitled to be voted at the Extraordinary Meeting (consisting of 21,620,559 shares of Class A ordinary shares and two shares of Class B ordinary shares of the Company), approximately 89.839% of which were represented in person or by proxy at the Extraordinary Meeting.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the Extraordinary Meeting are as follows:

1. The Extension Proposal

The shareholders approved the proposal to amend the Company’s Charter to extend the date by which the Company must (1) effect a merger, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities, which we refer to as our initial business combination, (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”), included as part of the units sold in the Company’s initial public offering that was consummated on May 10, 2022 (the “IPO”) if it fails to complete such initial business combination, from November 10, 2024 (the “Current Termination Date”) to up to November 5, 2025, by electing to extend the date to consummate an initial business combination on a monthly basis for up to twelve (12) times by an additional one month each time (other than the first period, which shall consist of 25 days), unless the closing of the Company’s initial business combination has occurred (such applicable later date, the “Extended Date” and such proposal, the “Extension Proposal”), without the need for any further approval of the Company’s shareholders, provided that CGC II Sponsor LLC (the “Sponsor”) (or its affiliates or permitted designees) will deposit into the trust account established in connection with the IPO (the “Trust Account”) (x) for each such one-month period (other than the first period, which shall consist of 25 days) from November 10, 2024 (exclusive) to May 5, 2025, the lesser of (i) an aggregate of US$150,000 and (ii) US$0.03 per public share that remains outstanding and is not redeemed prior to such one-month (other than the first period, which shall consist of 25 days) extension; and (y) for each such one-month period from May 5, 2025 (exclusive) to November 5, 2025, the lesser of (i) an aggregate of US$250,000 and (ii) US$0.05 per public share that remains outstanding and is not redeemed prior to such one-month extension (each, an “Extension Payment”), unless the closing of the Company’s initial business combination has occurred, in exchange for a non-interest bearing promissory note payable upon consummation of an initial business combination. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,514,537	1,909,169	0	0

A copy of the Extension Proposal is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

2. The NTA Requirement Amendment Proposal

The shareholders approved the proposal to amend the Company’s Charter to eliminate (i) the limitation that the Company shall not redeem the Class A Ordinary Shares to the extent that such redemption would result in the Company’s failure to have net tangible assets of at least $5,000,001, upon consummation of the Company’s initial business combination (such limitation, the “Redemption Limitation”), and (ii) the requirement that the Company shall not consummate an initial business combination unless the Redemption Limitation is not exceeded (together, the “NTA Requirement Amendment Proposal”). The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,462,514	961,184	8	0

A copy of the NTA Requirement Amendment Proposal is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 8.01. Other Events.

In connection with the votes to approve the Extension, the holders of 8,620,849 shares of Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.55 per share, for an aggregate redemption amount of $99,613,642.00 million, leaving $83,770,196.61 million in the Trust Account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Memorandum and Articles of Association

3.2	Amendment to the Amended and Restated Memorandum and Articles of Association

10.1	Promissory Note issued in favor of CGC II Sponsor LLC, dated November 6, 2024

10.2	Promissory Note issued in favor of CGC II Sponsor LLC, dated November 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN GROWTH CORPORATION II

By:	/s/ Peter Yu
Name:	Peter Yu
Title:	Chief Executive Officer

Date: November 8, 2024